Exhibit 3.1

LRE GP, LLC

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

OCTOBER 5, 2015

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF LRE GP, LLC (this “Agreement”), dated October 5, 2015 (the “Effective Time”) is adopted, executed and agreed to by Vanguard Operating, LLC, a Delaware limited liability company (“VNR Operating” or the “Sole Member”), in connection with the ownership and management of LRE GP, LLC (the “Company”), pursuant to the provisions of the Delaware Limited Liability Company Act as amended from time to time (the “Act”).

RECITALS

WHEREAS, the Company was formed as a Delaware limited liability company pursuant to the Act by the filing of that certain Certificate of Formation (the “Certificate”) with the Secretary of State of the State of Delaware on April 28, 2011;

WHEREAS, the Members (as defined in the A&R LLC Agreement) entered into that certain Amended and Restated Limited Liability Company Agreement of the Company on November 16, 2011 (the “A&R LLC Agreement”);

WHEREAS, pursuant to that certain Purchase Agreement and Plan of Merger (the “Merger Agreement”) by and among the Members, Vanguard Natural Resources, LLC (“Vanguard”) and certain other parties, dated as of April 20, 2015, the Members have sold all of their limited liability company interests to VNR Operating;

WHEREAS, upon consummation of the transactions contemplated by the Merger Agreement on October 5, 2015 (the “Closing”), the Company became a wholly owned indirect subsidiary of Vanguard and VNR Operating became the Sole Member of the Company;

WHEREAS, pursuant to Section 11.4 of the A&R LLC Agreement, the A&R LLC Agreement may be amended or restated only by a written instrument executed by the Class A Member(s) holding at least 66 2/3% of the Class A Membership Interests (as defined in the A&R LLC Agreement) of the Company; and

WHEREAS, as a result of the Closing, VNR Operating owns 100% of the Class A Membership Interests of the Company.

NOW, THEREFORE, in consideration of the premises and the covenants, agreements and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend and restate the A&R LLC Agreement as follows:

AGREEMENT

Formation. The affairs of the Company and the conduct of its business will be governed by the terms and be subject to the conditions set forth in this Agreement, as amended from time to time. This Agreement amends and restates in its entirety and supersedes the A&R LLC Agreement, which shall have no further force or effect as of the Effective Time. The Sole Member is hereby authorized and directed to file any and all necessary amendments to the Certificate in the office of the Secretary of State of the State of Delaware and any other documents as may be required or appropriate under the Act or the laws of any jurisdiction in which the Company may conduct business or own property.

Members. The Sole Member shall be the only member of the Company; provided, however, that the Sole Member may admit new members in its sole discretion.

Name. The name of the limited liability company is LRE GP, LLC. The Company's business may be conducted under any other name or names deemed necessary or appropriate by the Sole Member in its discretion. The words “Limited Liability Company,” “L.L.C.” or “LLC” or similar words or letters shall be included in the Company's name as necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Sole Member in its discretion may change the name of the Company at any time and from time to time.

Registered Office; Registered Agent. The name of the Company’s registered agent for service of process shall be CT Corporation, and the address of the Company’s registered agent and the address of the Company’s registered office in the State of Delaware shall be 1209 Orange Street, Wilmington, DE 19801. The Sole Member may change the registered agent and the registered office of the Company at any time and from time to time. The Company may maintain offices at any other place or places within or outside the State of Delaware as the Sole Member deems necessary or appropriate.

Purpose. The purpose of the Company shall be to engage in any lawful business purpose or activity in which a limited liability company formed under the Act may engage or participate. The Company shall have any and all powers necessary or desirable to carry out the purpose and business of the Company to the extent the powers may be legally exercised by limited liability companies under the Act. The Company shall carry out the foregoing activities pursuant to the Certificate of Formation and this Agreement.

Contributions. The Sole Member is deemed admitted as a member of the Company upon its execution and delivery of this Agreement. The Sole Member may, but is not required to, make any additional capital contributions to the Company. Without creating any rights in favor of any third party, the Sole Member may, from time to time, make additional contributions of cash or property to the capital of the Company, but shall have no obligation to do so.

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Units. Ownership in the Company shall be represented by membership units. Such units shall not be represented by written certificates unless otherwise approved by the Sole Member. As of the date of this Agreement, the Sole Member owns 100% of each of the Class A Membership Interests, Class B Membership Interests and Class C Membership Interests (each as defined in the A&R LLC Agreement and collectively the “Units”), which Units represent all the issued and outstanding Units of the Company.

Distributions. The Sole Member shall be entitled (i) to receive all distributions (including, without limitation, liquidating distributions) made by the Company, and (ii) to enjoy all other rights, benefits and interests in the Company. The Sole Member may determine the timing and the amounts of distributions.

Management. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Sole Member, which shall make all decisions and take all actions for the Company. Notwithstanding the foregoing, the Sole Member may designate one or more persons, who may or may not be members of the Company, as officers (“Officers”) of the Company.

Officers; Appointment; Powers. The Sole Member may, from time to time as it deems advisable, appoint officers of the Company and assign in writing titles (including, without limitation, President, Chief Executive Officer, Vice President, Secretary and Treasurer) to any such person. Officers are not “Managers” as that term is used in the Act. Unless the Sole Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the General Corporation Law of the State of Delaware (the “DGCL”) the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this paragraph may be revoked at any time by the Sole Member. Any number of offices may be held by the same person. Each Officer shall hold office until his or her successor is elected and qualified or until such Officer’s earlier death, resignation or removal. Any Officer may resign at any time upon written notice to the Company. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Sole Member. Any Officer elected or appointed by the Sole Member may be removed at any time, with or without cause, by the Sole Member. Any vacancy occurring in any office of the Company shall be filled by the Sole Member. The Officers of the Company as of the Effective Time are as follows:

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Officer	Position

Scott W. Smith	Chief Executive Officer

Richard A. Robert	Executive Vice President, Chief Financial
Officer and Corporate Secretary

Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Sole Member not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business, and the actions of the Officers taken in accordance with such powers shall bind the Company.

Officers; Fiduciary Duty. Except to the extent otherwise provided herein, each Officer, when appointed, shall have a fiduciary duty of loyalty and care similar to that of officers of business corporations organized under the DGCL.

Liability. The Sole Member and the Officers, if any, shall not have any liability for the obligations, debts or liabilities of the Company except as provided in the Act.

Indemnification.

(a)        To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, each Indemnitee (as defined prior to the Effective Time in the A&R LLC Agreement) shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of such person’s status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this section, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct, or in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this section shall be made only out of assets of the Company, it being agreed that the Sole Member shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

(i)        To the fullest extent permitted by law, expenses (including reasonable legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to clause (a) of this section in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this section.

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(ii)        The Company shall, to the fullest extent permitted under the Act, pay or reimburse expenses incurred by an Indemnitee in connection with the Indemnitee’s appearance as a witness or other participation in a proceeding involving or affecting the Company at a time when the Indemnitee is not a named defendant or respondent in the proceeding.

(b)        The indemnification provided by this section shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(c)        The Company may purchase and maintain insurance, on behalf of the members of the Board of Directors serving the Company immediately prior to the Effective Time, the officers serving immediately prior to the Effective Time and such other Persons (as defined in the A&R LLC Agreement) as the Sole Member shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(d)        For purposes of this section, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of such Indemnitee’s duties to the Company also imposes duties on, or otherwise involves services by, the Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to Applicable Law shall constitute “fines” within the meaning of clause (a) of this section; and action taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of such Indemnitee’s duties for a purpose reasonably believed by such Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.

(e)        An Indemnitee shall not be denied indemnification in whole or in part under this section because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

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(f)        The provisions of this section are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(g)        No amendment, modification or repeal of this section or any provision hereof shall in any manner terminate, reduce or impair either the right of any past, present or future Indemnitee to be indemnified by the Company or the obligation of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this section as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

(h)        Any act or omission performed or omitted by an Indemnitee on advice of legal counsel or an independent consultant who has been employed or retained by the Company shall be presumed to have been performed or omitted in good faith without gross negligence or willful misconduct.

(i)        THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF INDEMNIFYING AND EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON’S NEGLIGENCE, FAULT OR OTHER CONDUCT.

Dissolution. The Company shall dissolve and its affairs shall be wound up upon (i) the consent of the Sole Member or (ii) the entry of a decree of judicial dissolution under the Act. No other event will cause the Company to dissolve.

Books and Records. The Sole Member shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Sole Member. The Company’s books of account shall be kept using the method of accounting determined by the Sole Member. The Company’s independent auditors, if required as determined by the Sole Member, shall be an independent public accounting firm selected by the Sole Member.

Severability of Provisions. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

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Tax Classification. It is intended that the Company be disregarded as an entity separate from the Sole Member for U.S. federal tax purposes; provided that the Sole Member may elect to change this classification pursuant to Treasury Regulation § 301.7701.3.

Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ITS CONFLICT-OF-LAWS PRINCIPLES), ALL RIGHTS AND REMEDIES BEING GOVERNED BY SAID LAWS.

Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Sole Member.

Entire Agreement. This Agreement constitutes the entire agreement of the Sole Member with respect to the subject matter hereof.

[Signature page follows]

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IN WITNESS WHEREOF, the Sole Member has adopted, executed and agreed to this Agreement effective as of the date first above written.

SOLE MEMBER:

VANGUARD OPERATING, LLC

By:	Vanguard Natural Gas, LLC, its sole member
By: Vanguard Natural Resources, LLC, its sole manager

By:	/s/ Richard A. Robert
Name:	Richard A. Robert
Title:	Executive Vice President, Chief Financial Officer and Corporate Secretary